Exhibit 10.2
Execution Copy
PENSON WORLDWIDE, INC.
STOCKHOLDER’S AGREEMENT
     THIS STOCKHOLDER’S AGREEMENT is made effective as of the 20th day of November, 2006 (the “Effective Date”), between Penson Worldwide, Inc., a Delaware corporation (the “Company”), and the Stockholder listed on the signature page hereto. All capitalized terms used in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.
RECITALS
     WHEREAS, the Company and the Stockholder believe that it is in their respective best interests to limit Transfers of the Shares with a view to, with certain exceptions, restricting ownership of the Shares as set forth herein in order, among other things, to increase the value of the Common Stock for all holders thereof and their respective transferees.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     A.     TRANSFER RESTRICTIONS
          1.     Restrictions on Transfer. Except for any Permitted Transfer or as otherwise permitted pursuant to Section A.2 below, the Stockholder shall not Transfer any of the Shares.
          2.     Disposition of the Shares. In addition to the restrictions set forth in Section A.1 above, the Stockholder shall not Transfer any of the Shares unless and until there is compliance with all of the following requirements:
              (i) with the exception of a Transfer of the Shares to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the 1933 Act, the Stockholder shall have provided the Company with a written summary of the terms and conditions of the proposed Transfer;
              (ii) the Stockholder shall have complied with all requirements of this Agreement applicable to the Transfer of the Shares;
              (iii) the Stockholder shall have provided the Company with written assurances, in form and substance satisfactory to the Company in its reasonable discretion, that (a) the proposed Transfer does not require registration of the Shares under the 1933 Act, (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken, or (c) all appropriate action has been taken with respect to any requirements of any foreign laws and/or regulations, including, without limitation, any rules or regulations of any self-regulatory organizations; and
              (iv) if and when applicable, the Stockholder shall have provided the Company with written assurances, in form and substance satisfactory to the Company in its reasonable discretion, that all appropriate action has been taken with respect to any requirements of any domestic laws and/or regulations, including, without limitation, any rules or regulations of any self-regulatory organizations.
          The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement, or (ii) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.
     B.     RIGHT OF FIRST REFUSAL
          1.     Grant. Subject to the terms hereof, the Company is hereby granted a first priority right of first refusal (the “First Refusal Right”) with respect to any proposed Transfer of the Shares, specifically excluding a Transfer of the Shares to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the 1933 Act.
          2.     Notice of Intended Disposition. In the event the Stockholder desires to accept a bona fide third-party offer for the Transfer of any or all of the Shares (specifically excluding a Transfer of the Shares to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the 1933 Act) (the Shares subject to such offer to be hereafter called the “Target Shares”), the Stockholder shall promptly (i) deliver to the Company written notice of the intended disposition (“Disposition Notice”) and the basic terms and conditions thereof, including the identity of the proposed purchaser, (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Article A, and (iii) provide a written representation to the Company stating that the Stockholder is not knowingly facilitating, directly or indirectly, a Transfer of the Target Shares to an entity that engages in the business of being a broker-dealer that provides clearing, carrying and financing services to correspondents; provided, however, that the business of conduit securities lending shall not be considered to be such a business.

          3.     Exercise of Right by the Company. The Company shall, for a period of twenty (20) days following receipt of the Disposition Notice, have the right to repurchase all or any portion of the Target Shares at a purchase price per Share equal to the purchase price determined as of the date of the Disposition Notice, subject to the following conditions. Such right shall be exercisable by written notice (the “Exercise Notice”) delivered to the Stockholder prior to the expiration of the fifteen (15) day exercise period. If such right is exercised with respect to all of the Target Shares specified in the Disposition Notice, then the Company shall effect the repurchase of such Target Shares, including payment of the purchase price, not more than five (5) business days after the delivery of the Exercise Notice. At such time, the Stockholder shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. The Company’s ability to exercise its First Refusal Right shall be limited to instances where, in the Company’s good faith belief, such proposed Transfer (i) violates the provisions of Section A.2, or (ii) may disrupt the orderly trading of the Common Stock.
          4.     Non-Exercise of Right. In the event the Exercise Notice is not given by the Company to the Selling Stockholder within fifteen (15) days following the date of the Company’s receipt of the Disposition Notice, the Company shall be deemed to have waived its First Refusal Right with respect to such proposed disposition.
          5.     Recapitalization/Reorganization.
              (i) Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Shares shall be immediately subject to the First Refusal Right, but only to the extent the Shares are at the time covered by such right.
              (ii) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Shares in consummation of the Reorganization, but only to the extent the Shares are at the time covered by such right.
     C.     LEGEND REQUIREMENTS
          1.     Restrictive Legends. The stock certificates for the Shares shall be endorsed with the following restrictive legends:
              (i) “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state’s securities laws and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such laws or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”
              (ii) “The securities represented by this certificate are subject to certain restrictions and agreements contained in a Stockholders’

Agreement with the Company dated effective as of November 20, 2006. A copy of the Stockholders’ Agreement and all applicable amendments thereto will be furnished by the Company to the record holder of this certificate without charge upon written request to the Company at its principal place of business or registered office.”
     D.     GENERAL PROVISIONS
          1.     Assignment. The Company may assign the First Refusal Right as well as its other rights and obligations hereunder, to any person or entity selected by the Board. The Stockholder may not assign any of its rights or obligations hereunder except as expressly permitted by this Agreement.
          2.     Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested):
(i) If to the Company:
Penson Worldwide, Inc.
1700 Pacific Avenue, Suite 1400
Dallas, Texas 75201
Attn: Chief Executive Officer
With a copy to:
Penson Worldwide, Inc.
1700 Pacific Avenue, Suite 1400
Dallas, Texas 75201
Attn: General Counsel
     (ii) If to Stockholder, at the address for Stockholder set forth below his signature hereto.
          Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.
          3.     No Waiver. The failure of the Company in any instance to exercise the First Refusal Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Stockholder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.
          4.     Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Shares are to be repurchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company (or its assignee) shall be deemed the Stockholder and holder of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.
          5.     Stockholder Undertaking. The Stockholder hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Stockholder or the Shares pursuant to the provisions of this Agreement.
          6.     Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without resort to that state’s conflict-of-laws rules. To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement shall be brought in any state or federal court of competent jurisdiction sitting in New York County in the State of New York or Dallas County in the State of Texas, depending upon the location of the principal office of the initial defendant, and not in any other state or federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts described in clause (i) for purposes of all legal proceedings arising out of, or in connection with, this Agreement, (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court or any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
          7.     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Stockholder’s successors and assigns, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.
          8.     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholder. Any amendment or waiver effected in accordance with this Section D.8 shall be binding upon the Stockholder, each future holder of the Shares and the Company.
          9.     Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.
          10.     Value of Consideration. In the event the Stockholder is offered any consideration by a third party in respect of the Shares that is in a form other than U.S. dollars, the Company shall have the right to determine in good faith the fair market value of such consideration.
     IN WITNESS WHEREOF, the parties have executed this Stockholder’s Agreement on the day and year first indicated above.

PENSON WORLDWIDE, INC.
By:	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Chief Executive Officer

SCHONFELD SECURITIES, LLC
By:	SCHONFELD GROUP HOLDINGS LLC
Manager

By:	/s/ Steven B. Schonfeld
Steven B. Schonfeld
Chief Executive Officer

Address:	460 Park Avenue – 19th Floor
New York, New York 10022
Attn.: Mark H. Peckman, Esq.

with a copy to:

Berkowitz, Trager & Trager, LLC
275 Madison Avenue – 36th Floor
New York, New York 10016
Attn.: Steven T. Gersh, Esq.

APPENDIX OF DEFINITIONS
     The following definitions shall be in effect under the Agreement:
     A.     “Agreement” shall mean this Stockholder’s Agreement.
     B.     “Board” shall mean the Company’s Board of Directors.
     C.     “Common Stock” shall mean the Company’s common stock, $0.01 par value per share.
     D.     “1933 Act” shall mean the Securities Act of 1933, as amended.
     E.     “Permitted Transfer” shall mean (i) a gratuitous Transfer of Shares and/or a Transfer to an affiliate of the Stockholder (i.e., a person directly or indirectly controlling, controlled by or under common control with the Stockholder), provided that the Stockholder provides the Company with prior written notice of such Transfer, or (ii) any Transfer with the prior consent of the Company.
     F.     “Recapitalization” shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration.
     G.     “Reorganization” shall mean any of the following transactions:
     (i) a merger or consolidation in which the Company is not the surviving entity,
     (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets,
     (iii) a reverse merger in which the Company is the surviving entity but in which more than a majority of the Company’s outstanding voting securities are transferred to a person or persons different from the persons holding those securities immediately prior to the merger, or
     (iv) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.
     H.     “SEC” shall mean the Securities and Exchange Commission.
     I.     “Shares” shall mean (a) all Common Stock issued to the Stockholder pursuant to the terms of the Asset Purchase Agreement dated as of the date hereof between SAI Holdings, Inc. and the Stockholder; and (b)all shares of Common Stock and other capital stock, equity security or debt security exercisable or convertible into capital stock of the Company hereafter issued by the Company to the Stockholder, whether in connection with a issuance, grant, stock split, stock dividend, reorganization, warrant, option, convertible security, right to acquire or otherwise. All references herein to Shares owned by the Stockholder shall include: (i) the community interest or similar marital property interest, if any, of the spouse of the Stockholder in such Shares; and (ii) all of the equity interests and voting rights in the Company which are reflected by Share ownership. For purposes of clarification, the term “Shares” shall expressly exclude shares of capital stock of the Company owned or acquired by the Stockholder other than directly from the Company.
     J.     “Stockholder” shall mean the Stockholder and all subsequent holders of Shares who derive their ownership of Shares through a Permitted Transfer from the Stockholder.
     K.     “Transfer” shall mean any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation, encumbrance or other disposition of Shares (or any interest therein) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Shares (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Shares, whether voluntary or involuntary, including, without limitation, any such disposition or transfer as a part of any liquidation of the Stockholder’s assets or any reorganization of the Stockholder pursuant to the United States or any other bankruptcy law or other similar debtor relief laws.